EXHIBIT 23.1

                       Consent of Wolf & Company, P.C.

                        INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in the Registration Statement Number 333-75081 (dated March 24, 1999 on Form S-8) of Mystic Financial, Inc., of our report dated July 18, 2002, appearing in this Annual Report on Form 10-K of Mystic Financial, Inc. for the year ended June 30, 2002.


                                       /s/ Wolf & Company, P.C.

Boston, Massachusetts
September 27, 2002